Exhibit 99.1

Endurance International Group Reports 2019 Third Quarter Results

•	GAAP revenue of $277.2 million

•	Net income of $7.8 million

•	Adjusted EBITDA of $80.6 million

•	Cash flow from operations of $41.0 million

•	Free cash flow of $27.8 million

•	Total subscribers on platform were approximately 4.780 million at September 30, 2019

BURLINGTON, MA (October 31, 2019) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its third quarter ended September 30, 2019.

“We are pleased with the progress we made in the third quarter, which resulted in positive net units as an enterprise. During the quarter we continued to deliver increased solution value to our customers with focused investment on our strategic brands,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “We believe our net subscriber and revenue trend reflects continued progress toward our goal of returning our multi-brand scale SMB platform to growth.”

Third Quarter 2019 Financial Highlights

•	Revenue for the third quarter of 2019 was $277.2 million, a decrease of 2.3 percent compared to $283.8 million for the third quarter of 2018.

•	Net income for the third quarter of 2019 was $7.8 million, or $0.05 per diluted share, compared to net loss of $6.3 million, or $(0.04) per diluted share, for the third quarter of 2018.

•	Adjusted EBITDA for the third quarter of 2019 was $80.6 million, a decrease of 7.9 percent compared to $87.5 million for the third quarter of 2018.

•	Cash flow from operations for the third quarter of 2019 was $41.0 million, a decrease of 20.2 percent compared to $51.3 million for the third quarter of 2018.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment obligations, for the third quarter of 2019 was $27.8 million, a decrease of 31.5 percent compared to $40.7 million for the third quarter of 2018.

Third Quarter 2019 Operating Highlights

•

Total subscribers on platform at September 30, 2019 were approximately 4.780 million, compared to approximately 4.852 million subscribers at September 30, 2018 and approximately 4.802 million subscribers at December 31, 2018. Total subscribers at the end of the quarter increased by approximately 10,700 as compared to the second quarter, and included approximately 1,300 subscribers from the September 2019 acquisition of Ecomdash disclosed in our Form 8-K filed on September 16, 2019. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the third quarter of 2019 was $19.35, compared to $19.36 for the third quarter of 2018 and $19.50 for the fourth quarter of 2018. See “Average Revenue Per Subscriber” below.

Fiscal 2019 Guidance

The Company is revising its guidance for the full year ending December 31, 2019. As of the date of this release, October 31, 2019, the Company expects:

	2018 Actual as Reported	Prior Guidance	Revised Guidance (as of October 31, 2019)
GAAP revenue	$1.145 billion	$1.120 to $1.140 billion	~$	1.115 billion
Adjusted EBITDA	$338 million	$300 to $320 million		$300 to $310 million
Free cash flow	$129 million	$110 to $120 million		$110 to $120 million

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s third quarter 2019 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, October 31, 2019. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the Company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, SEC investigations reserve, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment obligations).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the third quarter of 2019, these adjustments had a positive impact of approximately 3,000 to our total subscriber count.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements reflecting our belief that our net subscriber and revenue trend reflects continued progress toward our goal of returning to growth , our financial guidance for fiscal year 2019, and our expectations of future growth and financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance or our actual financial results may differ from expectations; the possibility that we may not be able to execute our investment or operational plans or that these plans will not result in a return to growth or other anticipated benefits to our business; the possibility that we will experience decreases in, or fail to grow, our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; data breaches; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018 filed with the SEC on February 21, 2019 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,700 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2018	September 30, 2019
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,644	$84,465
Restricted cash	1,932	1,832
Accounts receivable	12,205	12,139
Prepaid domain name registry fees	56,779	56,555
Prepaid commissions	41,458	40,528
Prepaid and refundable taxes	7,235	13,070
Prepaid expenses and other current assets	27,855	23,137

Total current assets	236,108	231,726
Property and equipment—net	92,275	86,318
Operating lease right-of-use assets	—	98,064
Goodwill	1,849,065	1,854,829
Other intangible assets—net	352,516	273,329
Deferred financing costs—net	2,656	2,000
Investments	15,000	15,000
Prepaid domain name registry fees, net of current portion	11,207	11,139
Prepaid commissions, net of current portion	42,472	47,776
Other assets	5,208	2,292

Total assets	$2,606,507	$2,622,473

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,449	$10,171
Accrued expenses	79,279	67,267
Accrued taxes	2,498	1,783
Accrued interest	25,259	14,526
Deferred revenue	371,758	375,729
Operating lease liabilities—short term	—	22,474
Current portion of notes payable	31,606	31,606
Current portion of financed equipment	8,379	2,637
Deferred consideration—short term	2,425	2,181
Other current liabilities	3,147	2,216

Total current liabilities	536,800	530,590
Long-term deferred revenue	96,140	99,257
Operating lease liabilities—long term	—	84,594
Notes payable—long term, net of original issue discounts of $21,349 and $18,013 and deferred financing costs of $31,992 and $27,318, respectively	1,770,055	1,703,065
Deferred tax liability	16,457	20,231
Deferred consideration—long term	1,364	—
Other liabilities	11,237	6,308

Total liabilities	2,432,053	2,444,045

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 143,444,515 and 146,140,876 shares issued at December 31, 2018 and September 30, 2019, respectively; 143,444,178 and 146,140,876 outstanding at December 31, 2018 and September 30, 2019, respectively	14	15
Additional paid-in capital	961,235	988,773
Accumulated other comprehensive loss	(3,211)	(4,876)
Accumulated deficit	(783,584)	(805,484)

Total stockholders’ equity	174,454	178,428

Total liabilities and stockholders’ equity	$2,606,507	$2,622,473

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Revenue	$283,770	$277,193	$862,896	$836,080
Cost of revenue (including impairment of $0 and $17,892, respectively, for the three and nine months ended September 30, 2019)	128,945	120,755	393,597	384,196

Gross profit	154,825	156,438	469,299	451,884

Operating expense:
Sales and marketing	63,831	59,143	197,733	191,221
Engineering and development	22,683	28,257	64,559	77,299
General and administrative	25,693	30,309	95,212	92,826

Total operating expense	112,207	117,709	357,504	361,346

Income from operations	42,618	38,729	111,795	90,538

Other income (expense):
Interest income	289	305	720	910
Interest expense	(37,527)	(36,057)	(111,923)	(110,308)

Total other expense—net	(37,238)	(35,752)	(111,203)	(109,398)

Income (loss) before income taxes and equity earnings of unconsolidated entities	5,380	2,977	592	(18,860)
Income tax expense (benefit)	11,715	(4,839)	8,826	3,040

(Loss) income before equity earnings of unconsolidated entities	(6,335)	7,816	(8,234)	(21,900)
Equity loss of unconsolidated entities, net of tax	—	—	2	—

Net (loss) income	$(6,335)	$7,816	$(8,236)	$(21,900)

Comprehensive (loss) income:
Foreign currency translation adjustments	(644)	(1,001)	(2,489)	(1,054)
Unrealized gain (loss) on cash flow hedge, net of tax (expense) benefit of ($182) and $626 for the three and nine months ended September 30, 2018, respectively, and ($70) and $200 for the three and nine months ended September 30, 2019, respectively	812	240	1,996	(611)

Total comprehensive (loss) income	$(6,167)	$7,055	$(8,729)	$(23,565)

Basic net (loss) income per share	$(0.04)	$0.05	$(0.06)	$(0.15)

Diluted net (loss) income per share	$(0.04)	$0.05	$(0.06)	$(0.15)

Weighted-average common shares used in computing net (loss) income per share:

Basic	143,107,122	145,951,755	141,946,574	144,932,834

Diluted	143,107,122	146,301,595	141,946,574	144,932,834

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Cash flows from operating activities:
Net (loss) income	$(6,335)	$7,816	$(8,236)	$(21,900)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	11,889	11,280	36,753	33,385
Amortization of other intangible assets	26,177	21,668	77,890	64,137
Impairment of long-lived assets	—	—	—	17,892
Amortization of deferred financing costs	1,722	1,822	4,708	5,331
Amortization of net present value of deferred consideration	60	23	311	143
Amortization of original issue discounts	1,083	1,138	3,209	3,336
Stock-based compensation	7,550	9,143	21,932	27,513
Deferred tax expense	13,323	(685)	8,839	1,942
(Gain) loss on sale of assets	(70)	(8)	191	128
Loss from unconsolidated entities	—	—	2	—
Financing costs expensed	—	—	1,228	—
Loss on early extinguishment of debt	—	—	331	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,053)	827	1,687	34
Prepaid and refundable taxes	(2,344)	(6,633)	(3,446)	(5,908)
Prepaid expenses and other current assets	11,371	2,780	2,703	5,108
Leases right-of-use asset, net	—	(258)	—	395
Accounts payable and accrued expenses	(6,341)	(8,357)	(18,011)	(23,492)
Deferred revenue	(4,691)	395	3,502	7,636

Net cash provided by operating activities	51,341	40,951	133,593	115,680

Cash flows from investing activities:
Businesses acquired in purchase transactions, net of cash acquired	—	(8,875)	—	(8,875)
Purchases of property and equipment	(8,962)	(10,632)	(22,343)	(26,796)
Proceeds from sale of assets	6	1	6	1

Net cash used in investing activities	(8,956)	(19,506)	(22,337)	(35,670)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	—	—	1,580,305	—
Repayments of term loans	(25,401)	(25,000)	(1,656,094)	(75,000)
Payment of financing costs	(285)	—	(1,580)	—
Payment of deferred consideration	(304)	—	(4,500)	(2,500)
Principal payments on financed equipment	(1,700)	(2,471)	(5,609)	(6,332)
Proceeds from exercise of stock options	300	4	756	26

Net cash used in financing activities	(27,390)	(27,467)	(86,722)	(83,806)

Net effect of exchange rate on cash and cash equivalents and restricted cash	(658)	(331)	(2,146)	(483)

Net increase (decrease) in cash and cash equivalents and restricted cash	14,337	(6,353)	22,388	(4,279)
Cash and cash equivalents and restricted cash:
Beginning of period	77,169	92,650	69,118	90,576

End of period	$91,506	$86,297	$91,506	$86,297

Supplemental cash flow information:
Interest paid	$37,678	$42,533	$110,139	$110,886
Income taxes paid	$1,603	$991	$3,725	$1,715

GAAP to Non-GAAP Reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Net (loss) income	$(6,335)	$7,816	$(8,236)	$(21,900)
Interest expense, net(1)	37,238	35,752	111,203	109,398
Income tax expense (benefit)	11,715	(4,839)	8,826	3,040
Depreciation	11,889	11,280	36,753	33,385
Amortization of other intangible assets	26,177	21,668	77,890	64,137
Stock-based compensation	7,550	9,143	21,932	27,513
Restructuring expenses	197	(193)	3,021	2,005
Loss from unconsolidated entities	—	—	2	—
Impairment of other long-lived assets	—	—	—	17,892
Shareholder litigation reserve	(935)	—	7,325	—

Adjusted EBITDA	$87,496	$80,627	$258,716	$235,470

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Cash flows from operations	$51,341	$40,951	$133,593	$115,680
Less:
Capital expenditures and financed equipment(1)	(10,662)	(13,103)	(27,952)	(33,128)

Free cash flow	$40,679	$27,848	$105,641	$82,552

(1)

Capital expenditures during the three months ended September 30, 2018 and 2019 includes $1.7 million and $2.5 million, respectively, of principal payments under a three year agreement for equipment financing. Capital expenditures during the nine months ended September 30, 2018 and 2019 includes $5.6 million and $6.3 million, respectively, of principal payments under a three year agreement for equipment financing. The remaining balance on the equipment financing is $2.6 million as of September 30, 2019.

Average Revenue Per Subscriber - Calculation and Segment Detail

We present our financial results in the following three segments.

•

Web presence. The web presence segment consists primarily of our web hosting brands, including Bluehost and HostGator. This segment also includes related products such as domain names, website security, website design tools and services, and e-commerce products.

•

Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront solution. This segment also generates revenue from sales of our Constant Contact-branded website builder tool and our Ecomdash inventory management and marketplace listing solution.

•

Domain. The domain segment consists of domain-focused brands such as Domain.com, ResellerClub and LogicBoxes as well as certain web hosting brands that are under common management with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking. It also resells domain names and domain management services to our web presence segment.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Consolidated revenue	$283,770	$277,193	$862,896	$836,080
Consolidated total subscribers	4,852	4,780	4,852	4,780
Consolidated average subscribers for the period	4,885	4,774	4,951	4,791
Consolidated ARPS	$19.36	$19.35	$19.36	$19.39

Web presence revenue	$149,871	$143,196	$457,603	$433,353
Web presence subscribers	3,682	3,579	3,682	3,579
Web presence average subscribers for the period	3,709	3,584	3,765	3,610
Web presence ARPS	$13.47	$13.32	$13.50	$13.34

Email marketing revenue	$102,111	$102,765	$306,712	$307,984
Email marketing subscribers(1)	499	491	499	491
Email marketing average subscribers for the period	502	491	509	493
Email marketing ARPS	$67.88	$69.79	$66.97	$69.40

Domain revenue	$31,788	$31,232	$98,581	$94,743
Domain subscribers	671	710	671	710
Domain average subscribers for the period	674	699	677	688
Domain ARPS	$15.71	$14.88	$16.18	$15.30

(1)

Total email marketing subscriber count as of September 30, 2018 was impacted by a loss of approximately 10,500 subscribers, which resulted from changes made to Constant Contact’s account cancellation policy to make it more consistent with the rest of our business. These changes took place in the three months ended June 30, 2018, as previously disclosed. In addition, the total email marketing subscriber count as of September 30, 2019 includes approximately 1,300 subscribers added as part of our September 2019 acquisition of Ecomdash.

The following table presents revenue, gross profit, and a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$149,871	$102,111	$31,788	$283,770
Gross profit	$75,074	$71,356	$8,395	$154,825

Net (loss) income	$(7,565)	$6,596	$(5,366)	$(6,335)
Interest expense, net(1)	18,132	17,128	1,978	37,238
Income tax expense (benefit)	6,136	4,179	1,400	11,715
Depreciation	8,401	2,538	950	11,889
Amortization of other intangible assets	11,941	13,384	852	26,177
Stock-based compensation	1,569	4,472	1,509	7,550
Restructuring expenses	54	141	2	197
Loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	(768)	—	(167)	(935)

Adjusted EBITDA	$37,900	$48,438	$1,158	$87,496

	Three Months Ended September 30, 2019
	Web presence	Email marketing	Domain	Total
Revenue	$143,196	$102,765	$31,232	$277,193
Gross profit	$73,592	$73,763	$9,083	$156,438

Net (loss) income	$(3,477)	$12,546	$(1,253)	$7,816
Interest expense, net(1)	16,665	18,599	488	35,752
Income tax expense (benefit)	(2,499)	(1,795)	(545)	(4,839)
Depreciation	8,302	2,114	864	11,280
Amortization of other intangible assets	9,311	11,553	804	21,668
Stock-based compensation	4,751	3,301	1,091	9,143
Restructuring expenses	(37)	(157)	1	(193)
Loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$33,016	$46,161	$1,450	$80,627

	Nine Months Ended September 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$457,603	$306,712	$98,581	$862,896
Gross profit	$225,149	$214,909	$29,241	$469,299

Net (loss) income	$(20,549)	$22,350	$(10,037)	$(8,236)
Interest expense, net(1)	53,503	50,866	6,834	111,203
Income tax expense (benefit)	960	8,009	(143)	8,826
Depreciation	24,769	9,090	2,894	36,753
Amortization of other intangible assets	35,812	39,716	2,362	77,890
Stock-based compensation	12,066	7,168	2,698	21,932
Restructuring expenses	1,654	723	644	3,021
Loss of unconsolidated entities	2	—	—	2
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	4,780	1,500	1,045	7,325

Adjusted EBITDA	$112,997	$139,422	$6,297	$258,716

	Nine Months Ended September 30, 2019
	Web presence	Email marketing	Domain	Total
Revenue	$433,353	$307,984	$94,743	$836,080
Gross profit	$219,050	$221,399	$11,435	$451,884

Net (loss) income	$(20,281)	$22,648	$(24,267)	$(21,900)
Interest expense, net(1)	50,853	55,103	3,442	109,398
Income tax expense (benefit)	1,589	1,102	349	3,040
Depreciation	24,018	6,667	2,700	33,385
Amortization of other intangible assets	27,600	34,244	2,293	64,137
Stock-based compensation	14,686	9,606	3,221	27,513
Restructuring expenses	752	1,220	33	2,005
Loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	17,892	17,892
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$99,217	$130,590	$5,663	$235,470

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of October 31, 2019) - Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2019 estimated net loss calculated in accordance with GAAP to fiscal year 2019 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated net loss	$(37)	$(40)
Estimated interest expense (net)	145	147
Estimated income tax expense (benefit)	7	9
Estimated depreciation	44	48
Estimated amortization of acquired intangible assets	85	87
Estimated stock-based compensation	36	38
Estimated restructuring expenses	2	3
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	18	18
Shareholder litigation reserve	—	—

Adjusted EBITDA guidance	$300	$310

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of October 31, 2019) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2019 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2019 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated cash flow from operations	$160	$175
Estimated capital expenditures and financed equipment obligations	(50)	(55)

Free cash flow guidance	$110	$120